Exhibit 99.1

Bruker Reports First Quarter 2019 Financial Results

•                 Q1 2019 revenue growth of 6.9% year-over-year (yoy), organic revenue growth of 5.5% yoy;

•                  Q1 2019 GAAP EPS of $0.20; Q1 2019 non-GAAP EPS of $0.28, up 16.7% yoy;

•                  Q1 2019 GAAP operating margin of 9.1%; Q1 2019 non-GAAP operating margin of 13.5%, up 125 basis points (bps) yoy;

•                  Raising full year guidance for revenue growth and earnings

BILLERICA, Massachusetts — May 2, 2019 — Bruker Corporation (Nasdaq: BRKR) today announced financial results for its first quarter ended March 31, 2019.

Bruker’s revenues for the first quarter of 2019 were $461.4 million, an increase of 6.9% compared to the first quarter of 2018. In the first quarter of 2019, Bruker’s year-over-year organic revenue growth was 5.5%. Growth from acquisitions was 6.0%, while foreign currency translation had a negative effect of 4.6%.

First quarter 2019 Bruker Scientific Instruments (BSI) segment revenues of $416.8 million increased 7.7% compared to the first quarter of 2018, including organic growth of 5.5%. First quarter 2019 Bruker Energy & Supercon Technologies (BEST) segment revenues of $44.6 million decreased 0.2% compared to the first quarter of 2018, including organic growth, net of intercompany eliminations, of 5.4%.

First quarter 2019 GAAP operating income was $41.9 million, compared to $38.1 million in the first quarter of 2018, representing a GAAP operating margin of 9.1%, compared to 8.8% in the first quarter of 2018. Non-GAAP operating income was $62.3 million, compared to $52.9 million in the first quarter of 2018. Bruker’s first quarter 2019 non-GAAP operating margin was 13.5%, up 125 basis points (bps) from 12.3% in the first quarter of 2018, including a favorable impact of 80 bps from changes in foreign currency rates.

First quarter 2019 GAAP diluted earnings per share (EPS) were $0.20, compared to $0.17 in the first quarter of 2018. First quarter 2019 non-GAAP diluted EPS were $0.28, a 16.7% increase compared to $0.24 in the first quarter of 2018.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank Laukien, President and CEO of Bruker, commented: “Bruker is off to a solid start in fiscal year 2019, with good organic revenue growth, as well as sustained margin expansion and EPS improvement. Our dual strategy of portfolio transformation and operational excellence continues to yield improving results. With attractive secular growth opportunities for our Project Accelerate initiatives, great product innovation, and mostly healthy end markets, we believe that Bruker is on track to deliver on our updated 2019 financial commitments.”

Fiscal Year (FY) 2019 Financial Outlook

Bruker is raising its full year 2019 revenue and earnings guidance to reflect positive first quarter 2019 financial performance and recent acquisitions, partially offset by higher unfavorable foreign exchange impact on revenues for the year. The Company now expects year-over-year revenue growth of 7.0% to 8.0%, including the following updates from our previously issued outlook on February 11, 2019:

•                  organic revenue growth of 4.5% to 5.5%;

•                  growth from acquisitions of approximately 5.0%;

•                  constant currency revenue growth of 9.5% to 10.5%;

•                  a foreign currency revenue headwind of approximately 2.5%;

•                  non-GAAP operating margin expansion of 90 bps to 120 bps, from 16.8% in FY 2018, including an estimated 30 bps tailwind from foreign currency translation in FY 2019, and

•                  non-GAAP EPS of $1.57 to $1.61, an increase of 12% to 15% compared to FY 2018.

For the Company’s outlook for FY 2019 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, May 2nd, at 4:30 p.m. Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q1 2019 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international),and referencing “Bruker’s First Quarter 2019 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10131125. The replay will be available beginning one hour after the end of the conference through June 2, 2019.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures in this press release or in the earnings webcast: organic revenue and revenue growth on a constant currency basis; non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also refer to organic revenue growth and free cash flow in this press release or on the earnings webcast, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. Related to organic growth, we also present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of only foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies.  We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results.  We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements and in our slide presentation, which is available through the “Bruker Earnings Release” hyperlink on Bruker’s Investor Relations web site ir.bruker.com.

With respect to the Company’s outlook for 2019 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance, expected growth, and business outlook; statements regarding our business focus; our fiscal year 2019 outlook; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2018. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Pam Clark

Investor Relations

Bruker Corporation

T: +1 (978) 663—3660, ext.1253

E: investor.relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(in millions)	2019	2018

ASSETS

Current assets:
Cash and cash equivalents	$298.8	$322.4
Accounts receivable, net	360.4	357.2
Inventories	541.8	509.6
Other current assets	142.7	115.1
Total current assets	1,343.7	1,304.3

Property, plant and equipment, net	267.6	270.6
Operating lease assets	77.4	—
Intangibles, net and other long-term assets	553.8	553.7

Total assets	$2,242.5	$2,128.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$2.6	$18.5
Accounts payable	126.5	104.5
Customer advances	132.4	124.4
Other current liabilities	371.2	351.9
Total current liabilities	632.7	599.3

Long-term debt	332.0	322.6
Operating lease liabilities	58.3	—
Other long-term liabilities	275.7	279.0

Redeemable noncontrolling interest	22.0	22.6

Total shareholders’ equity	921.8	905.1

Total liabilities and shareholders’ equity	$2,242.5	$2,128.6

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2019	2018

Revenues	$461.4	$431.7
Cost of revenues	246.7	232.3

Gross profit	214.7	199.4

Operating expenses:
Selling, general and administrative	120.1	110.3
Research and development	46.4	43.2
Other charges, net	6.3	7.8
Total operating expenses	172.8	161.3

Operating income	41.9	38.1

Interest and other income (expense), net	(3.5)	(2.3)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	38.4	35.8
Income tax provision	7.7	8.4

Consolidated net income (loss)	30.7	27.4
Net income attributable to noncontrolling interests in consolidated subsidiaries	(0.1)	0.4
Net income (loss) attributable to Bruker Corporation	$30.8	$27.0

Net income (loss) per common share attributable to
Bruker Corporation shareholders:
Basic	$0.20	$0.17
Diluted	$0.20	$0.17

Weighted average common shares outstanding:
Basic	156.7	155.9
Diluted	157.9	157.0

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended
	March 31,
(in millions)	2019	2018
Cash flows from operating activities:
Consolidated net income (loss)	$30.7	$27.4
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	19.0	15.8
Stock-based compensation expense	3.1	2.5
Deferred income taxes	(0.2)	(7.1)
Other non-cash expenses, net	4.5	18.2
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(6.0)	10.0
Inventories	(43.2)	(32.0)
Accounts payable and accrued expenses	11.0	(13.7)
Income taxes payable, net	(7.9)	(3.3)
Deferred revenue	13.9	5.9
Customer advances	6.5	17.8
Other changes in operating assets and liabilities, net	(17.2)	2.3
Net cash provided by operating activities	14.2	43.8

Cash flows from investing activities:
Maturities of short-term investments	—	117.0
Cash paid for acquisitions, net of cash acquired	(16.1)	(0.4)
Purchases of property, plant and equipment	(10.6)	(8.5)
Net cash (used in) provided by investing activities	(26.7)	108.1

Cash flows from financing activities:
Proceeds from revolving lines of credit	40.6	—
Repayment of revolving lines of credit	(25.9)	(195.0)
Repayment of note purchase agreement	(15.0)	—
Repayment of other debt, net	(4.3)	(0.1)
Proceeds from issuance of common stock, net	3.1	2.6
Payment of contingent consideration	(1.0)	—
Payment of dividends	(6.3)	(6.3)
Net cash used in financing activities	(8.8)	(198.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.4)	5.8
Net change in cash, cash equivalents and restricted cash	(23.7)	(41.1)
Cash, cash equivalents and restricted cash at beginning of period	326.3	328.9
Cash, cash equivalents and restricted cash at end of period	$302.6	$287.8

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2019	2018
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$41.9	$38.1
Non-GAAP Adjustments:
Restructuring Costs	4.0	3.5
Acquisition-Related Costs	4.9	1.0
Purchased Intangible Amortization	10.1	6.8
Other Costs	1.4	3.5
Total Non-GAAP Adjustments:	$20.4	$14.8

Non-GAAP Operating Income	$62.3	$52.9
Non-GAAP Operating Margin	13.5%	12.3%

Non-GAAP Interest & Other Expense, net	(3.5)	(2.3)
Non-GAAP Profit Before Tax	58.8	50.6

Non-GAAP Income Tax Provision	(14.4)	(12.0)
Non-GAAP Tax Rate	24.5%	23.7%

Minority Interest	0.1	(0.4)

Non-GAAP Net Income Attributable to Bruker	44.5	38.2

Weighted Average Shares Outstanding (Diluted)	157.9	157.0

Non-GAAP Earnings Per Share	$0.28	$0.24

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$214.7	$199.4
Non-GAAP Adjustments:
Restructuring Costs	2.8	0.2
Acquisition-Related Costs	1.2	—
Purchased Intangible Amortization	6.8	5.4
Other Costs	—	—
Total Non-GAAP Adjustments:	10.8	5.6
Non-GAAP Gross Profit	$225.5	$205.0
Non-GAAP Gross Margin	48.9%	47.5%

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	20.1%	23.5%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-0.4%	-0.3%
U.S. Tax Reform- Toll Charge	4.2%	0.0%
Other Discrete Items	0.6%	0.5%
Total Non-GAAP Adjustments:	4.4%	0.2%
Non-GAAP Tax Rate	24.5%	23.7%

Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$0.20	$0.17
Non-GAAP Adjustments:
Restructuring Costs	0.03	0.02
Acquisition-Related Costs	0.03	0.01
Purchased Intangible Amortization	0.06	0.04
Other Costs	0.01	0.02
Income Tax Rate Differential	(0.05)	(0.02)
Total Non-GAAP Adjustments:	0.08	0.07
Non-GAAP Earnings Per Share (Diluted)	$0.28	$0.24

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$14.2	$43.8
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(10.6)	(8.5)
Non-GAAP Free Cash Flow	$3.6	$35.3

Bruker Corporation

REVENUE

	Three Months Ended March 31,
(in millions)	2019	2018
Revenue by Group:
Bruker BioSpin	$127.8	$131.8
Bruker CALID	148.2	131.3
Bruker Nano	140.8	123.9
BEST	47.8	45.6
Eliminations	(3.2)	(0.9)
Total Revenue	$461.4	$431.7

Revenue by End Customer Geography:
United States	$117.6	$104.8
Europe	155.1	161.4
Asia Pacific	152.2	126.9
Other	36.5	38.6
Total Revenue	$461.4	$431.7

	Total Bruker
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$431.7	$384.9
Non-GAAP Adjustments:
Acquisitions and divestitures	26.0	2.0
Organic	23.5	15.3
Constant Currency Revenue Growth:	49.5	17.3
Currency	(19.8)	29.5
Total Non-GAAP Adjustments:	29.7	46.8
Non-GAAP Revenue	$461.4	$431.7
Revenue Growth	6.9%	12.2%
Organic Revenue Growth	5.5%	4.0%
Constant Currency Revenue Growth	11.5%	4.5%

	BSI Segment
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$387.0	$346.4
Non-GAAP Adjustments:
Acquisitions and divestitures	26.0	2.0
Organic	21.1	13.3
Constant Currency Revenue Growth:	47.1	15.3
Currency	(17.3)	25.3
Total Non-GAAP Adjustments:	29.8	40.6
Non-GAAP Revenue	$416.8	$387.0
Revenue Growth	7.7%	11.7%
Organic Revenue Growth	5.5%	3.8%
Constant Currency Revenue Growth	12.2%	4.4%

	BEST Segment, net of Intercompany Eliminations
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$44.7	$38.5
Non-GAAP Adjustments:
Acquisitions and divestitures	—	—
Organic	2.4	2.0
Constant Currency Revenue Growth:	2.4	2.0
Currency	(2.5)	4.2
Total Non-GAAP Adjustments:	(0.1)	6.2
Non-GAAP Revenue	$44.6	$44.7
Revenue Growth	-0.2%	16.1%
Organic Revenue Growth	5.4%	5.1%
Constant Currency Revenue Growth	5.4%	5.1%